UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2024

PRO-DEX, INC.

(Exact name of registrant as specified in charter)

Colorado	0-14942	84-1261240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2361 McGaw Avenue

Irvine, California 92614

(Address of principal executive offices, zip code)

(949) 769-3200

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	PDEX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Amended and Restated Credit Agreement

On July 31, 2024 (the “Amendment Date”), Pro-Dex, Inc. (the “Company”) entered into Amendment No. 4 to Amended and Restated Credit Agreement (the “Amendment”) with Minnesota Bank and Trust, a division of HTLF Bank (“MBT”), successor by merger to Minnesota Bank and Trust, which amends the Company’s Amended and Restated Credit Agreement (as amended, the “Credit Agreement”). The Amendment (i) provides for a new term loan, Term Loan C, in the amount of $5,000,000, (ii) uses the proceeds from Term Loan C to repay the entire $3,000,000 balance that was outstanding on the Amendment Date under the $7,000,000 Amended and Restated Revolving Note (the “Amended Revolving Note”), and (iii) terminates the $3,000,000 Supplemental Revolving Credit Note (the “Supplemental Revolving Note”) under which no amounts had been drawn. Loan origination fees in the amount of $10,000 are payable to MBT in conjunction with Term Loan C.

The purpose of Term Loan C is to refinance the Amended Revolving Note (as described above), with the balance of Term Loan C available to finance the Company’s repurchase of its common stock pursuant to our 10b5-1 plan. As a result of the refinance of the Amended Revolving Note and termination of the Supplemental Revolving Note, after the Amendment the Company has $7,000,000 (under the Amended Revolving Note) of revolving borrowing capacity under the Credit Agreement.

Term Loan C is evidenced by a promissory note (“Term Note C”) in the amount of $5,000,000 and requires monthly principal payments in the amount of $83,333 plus accrued interest beginning September 1, 2024, through its maturity on August 1, 2029.

Term Note C bears interest at an annual rate equal to the greater of (a) 5.0% or (b) SOFR for a one-month period from the website of the CME Group Benchmark Administration Limited plus 2.5% (the “Adjusted Term SOFR Rate”). The Company is required to pay all accrued and unpaid interest on Term Note C through the date of each principal payment. Any principal on Term Note C that is not previously prepaid by the Company shall be due and payable in full on the maturity date (or earlier termination of Term Note C).

Upon the occurrence and during the continuance of an event of default, the interest rate of the Term Note C is increased by 3% and MBT may, at its option, declare Term Note C immediately due and payable in full.

All loans under the Amended Credit Agreement, including Term Note C and the Amended Revolving Note, are secured by substantially all of the Company’s assets pursuant to a Security Agreement entered into on September 6, 2018, between the Company and MBT. The Credit Agreement and Term Note C contain representations and warranties, affirmative, negative and financial covenants, and events of default that are customary for loans of this type.

Copies of the Amendment and Term Note C are attached as exhibits to this Current Report on Form 8-K. The above descriptions are qualified by reference to the complete text of the Amendment and Term Note C. The representations, warranties, and covenants contained in those documents were made only for purposes of the transactions represented thereby as of the specific dates therein, are solely for the benefit of the Company and MBT, may be subject to limitations agreed upon by the Company and MBT, including, among others, being qualified by disclosures made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under those documents and should not rely on the representations, warranties and covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of representations and warranties contained in those documents may change after the date of those documents, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Rather, investors and the public should look to the disclosures contained in the Company’s reports under the Securities Exchange Act of 1934, as amended, for information concerning the Company.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The disclosures concerning the Amendment and Term Note C contained in Item 1.01 above are incorporated into this Item 2.03 by this reference.

Item  9.01. Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit Number	Description
10.1	Amendment No 4 to Amended and Restated Credit Agreement dated July 31, 2024 by and between Pro-Pro-Dex, Inc. and Minnesota Bank & Trust, a division of HTLF Bank.
10.2	Promissory Note dated July 31, 2024 made by Pro-Dex, Inc. in favor of Minnesota Bank & Trust, a division of HTLF Bank.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2024	Pro-Dex, Inc.

	By:	/s/ Alisha K. Charlton
Alisha K. Charlton
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Amendment No 4 to Amended and Restated Credit Agreement dated July 31, 2024 by and between Pro-Pro-Dex, Inc. and Minnesota Bank & Trust, a division of HTLF Bank.
10.2	Promissory Note dated July 31, 2024 made by Pro-Dex, Inc. in favor of Minnesota Bank & Trust, a division of HTLF Bank.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)